SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ProShares Trust II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-163511

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest of each series (each, a “Fund”) of ProShares Trust II (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 3 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 (File No. 333-163511) (the “Registration Statement”), which description is incorporated by reference herein, as filed with the Securities and Exchange Commission on December 23, 2010, including any form of prospectus contained therein filed by the Trust pursuant to Rule 424 (b) under the Securities Act.

Each Fund to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Fund Name
ProShares VIX Short-Term Futures	27-2759594
ProShares VIX Mid-Term Futures	27-2759601

ITEM 2.	EXHIBITS.

Exhibit No.	Description

4.2.1.	Amended and Restated Trust Agreement of ProShares Trust II (Incorporated by reference to the Trust’s Registration Statement filed on September 18, 2008)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST II

Date: December 29, 2010	By:	/s/ Louis M. Mayberg
Louis M. Mayberg
Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.2.1.	Amended and Restated Trust Agreement of ProShares Trust II (Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008)